Exhibit 10.4

CASH MANAGEMENT AGREEMENT (this “Agreement”), dated November 14, 2011, by and between Titan Pharmaceuticals, Inc., a Delaware corporation (“Titan”), Deerfield Private Design Fund II, L.P., a Delaware limited partnership (“Design Fund II”), Deerfield Special Situations Fund, L.P., a Delaware limited partnership (“DSS”), and Horizon Sante TTNP SARL, a Luxembourg limited company (“Horizon”) and together with Design Fund II and DSS, the “Purchasers” and, together with Titan, the “Parties”).

W I T N E S S E T H:

WHEREAS:

1. Pursuant to Section 9.2 of the Worldwide License Agreement between Titan and Hoechst Marion Roussel, Inc. (“Sanofi”), effective as of December 31, 1996, as amended (the “Sanofi License”), Titan is required to pay to Sanofi within 60 days after the close of each calendar quarter the royalties earned thereunder (the “Titan-Sanofi Royalties”).

2. Pursuant to Section 9.2 of the Sublicense Agreement between Titan and Novartis Pharma A.G. (“Novartis”), effective as of November 20, 1997, as amended (the “Novartis Sublicense”), Novartis is required to pay to Titan within 45 days after the close of each calendar quarter the royalties earned thereunder (the “Novartis-Titan Royalties”).

3. Design Fund II, DSS, Horizon and Titan are party to an Amended and Restated Royalty Agreement, dated the date hereof (the “Amended Purchase Agreement”).

4. Design Fund II, DSS, Horizon and Titan are party to a Royalty Purchase Agreement, dated the date hereof (the “New Purchase Agreement”).

5. Section 2 (b) of the Amended Purchase Agreement requires Titan to pay to Design Fund II, DSS and Horizon, the Royalty, as such term is defined in the Amended Purchase Agreement (the “Amended Novartis Royalty”), on the terms set forth therein.

6. Section 2 (b) of the New Purchase Agreement requires Titan to pay to Design Fund II, DSS and Horizon, the Royalty, as such term is defined in the New Purchase Agreement (the “New Novartis Royalty”), on the terms set forth therein.

7. Following Titan’s receipt in immediately available funds of the Consideration (as defined in the New Purchase Agreement) in an amount of not less than Five Million Dollars ($5,000,000) (the “Wire Transfer”), Titan will instruct Novartis pursuant to Section 3.2(a) of the Novartis Sublicense to pay the Novartis-Titan Royalties by bank wire transfer to the Titan owned account specified therein maintained with the Paying Agent as defined below (the “Special Account”).

8. The Parties have entered into a Paying Agent Agreement (the “Paying Agent Agreement”) in the form attached hereto as Exhibit A,

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Titan shall cause Novartis to deposit the Novartis-Titan Royalties when due pursuant to the Novartis Sublicense in the Special Account and shall take such other action as the Purchasers may reasonably request to effect the provisions of the Paying Agent Agreement.

2. Titan shall not amend (a) the amount of the Titan-Sanofi Royalties or the Novartis-Titan Royalties or (b) the Sanofi Payment Date or the date Novartis is required to pay to Titan the Novartis-Titan Royalties pursuant to the Novartis Sublicense, in each case in effect on the date of this Agreement.

3. The provisions of Section 7 of the New Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis.

IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name:	Sunil Bhonsle
Title:	President

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By:	Deerfield Capital, L.P., General Partner
By:	J. E. Flynn Capital LLC, General Partner

By:	/s/ James E. Flynn
Name:	James E. Flynn
Title:	President

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Capital, L.P., General Partner
By:	J. E. Flynn Capital LLC, General Partner

By:	/s/ James E. Flynn
Name:	James E. Flynn
Title:	President

HORIZON SANTE TTNP SARL

By:	/s/ Alexis Cazé
Name:	Alexis Cage
Title:	Manager

By:	/s/ René Beltjens
Name:	Rene Beltjens
Title:	Manager